HARTFORD SERIES FUND, INC.

ARTICLES SUPPLEMENTARY

HARTFORD SERIES FUND, INC., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 (“Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“SDAT”) that:

FIRST:  Pursuant to the authority expressly vested in the Board of Directors (“Board of Directors”) of the Corporation by Section 2-208 of the Maryland General Corporation Law and the charter (“Charter”) of the Corporation, the Board of Directors classified 1,650,000,000 authorized but unissued shares of Common Stock, par value $.001 per share (the “Common Stock”) without further classification or designation as existing series and classes of the Corporation, consisting of the series and classes as set forth below, the shares of each such class having the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of a class of a series of Common Stock as set forth in the Charter:

Series	Class	Allocated Shares
Hartford Balanced HLS Fund	Class IC shares	200,000,000
Hartford Capital Appreciation HLS Fund	Class IC shares	450,000,000
Hartford Dividend and Growth HLS Fund	Class IC shares	200,000,000
Hartford Global Growth HLS Fund	Class IC shares	200,000,000
Hartford International Opportunities HLS Fund	Class IC shares	200,000,000
Hartford MidCap HLS Fund	Class IC shares	200,000,000
Hartford Stock HLS Fund	Class IC shares	200,000,000

SECOND:  Immediately after these Articles Supplementary are accepted for record by the SDAT, the total number of authorized shares of Common Stock is 96,925,000,000, of which 19,350,000,000 are shares of Common Stock without further classification or designation and 77,575,000,000 are shares of Common Stock classified and designated as follows:

Series and Class	Number of Shares

American Funds Asset Allocation HLS Fund
Class IA	600,000,000
Class IB	200,000,000

American Funds Blue Chip Income and Growth HLS Fund
Class IA	600,000,000
Class IB	200,000,000

American Funds Bond HLS Fund
Class IA	600,000,000
Class IB	200,000,000

American Funds Global Bond HLS Fund
Class IA	600,000,000
Class IB	200,000,000

American Funds Global Growth and Income HLS Fund
Class IA	600,000,000
Class IB	200,000,000

American Funds Global Growth HLS Fund
Class IA	600,000,000
Class IB	200,000,000

American Funds Global Small Capitalization HLS Fund
Class IA	600,000,000
Class IB	200,000,000

American Funds Growth HLS Fund
Class IA	600,000,000
Class IB	200,000,000

American Funds Growth-Income HLS Fund
Class IA	600,000,000
Class IB	200,000,000

American Funds International HLS Fund
Class IA	600,000,000
Class IB	200,000,000

American Funds New World HLS Fund
Class IA	600,000,000
Class IB	200,000,000

Hartford Balanced HLS Fund
Class IA	8,500,000,000
Class IB	1,000,000,000
Class IC	200,000,000

Hartford Capital Appreciation HLS Fund
Class IA	4,250,000,000
Class IB	750,000,000
Class IC	450,000,000

Hartford Disciplined Equity HLS Fund
Class IA	3,300,000,000
Class IB	200,000,000

Hartford Dividend and Growth HLS Fund
Class IA	3,500,000,000
Class IB	500,000,000
Class IC	200,000,000

Hartford Global Growth HLS Fund
Class IA	3,200,000,000
Class IB	200,000,000
Class IC	200,000,000

Hartford Global Research HLS Fund
Class IA	600,000,000
Class IB	200,000,000

Hartford Growth HLS Fund
Class IA	600,000,000
Class IB	200,000,000

Hartford Healthcare HLS Fund
Class IA	600,000,000
Class IB	200,000,000

Hartford High Yield HLS Fund
Class IA	2,600,000,000
Class IB	200,000,000

Hartford Index HLS Fund
Class IA	3,500,000,000
Class IB	500,000,000

Hartford International Opportunities HLS Fund
Class IA	2,000,000,000
Class IB	625,000,000
Class IC	200,000,000

Hartford MidCap HLS Fund
Class IA	1,800,000,000
Class IB	600,000,000
Class IC	200,000,000

Hartford MidCap Value HLS Fund
Class IA	800,000,000
Class IB	400,000,000

Hartford Portfolio Diversifier HLS Fund
Class IB	1,000,000,000

Hartford Small Company HLS Fund
Class IA	1,125,000,000
Class IB	375,000,000

Hartford Stock HLS Fund
Class IA	3,000,000,000
Class IB	1,000,000,000
Class IC	200,000,000

Hartford Total Return Bond HLS Fund
Class IA	4,400,000,000
Class IB	600,000,000

Hartford Ultrashort Bond HLS Fund
Class IA
Class IB	12,000,000,000
2,000,000,000
Hartford Value HLS Fund
Class IA	600,000,000
Class IB	200,000,000

THIRD:  The shares of Common Stock described in Article FIRST above have been reclassified by the Board of Directors under the authority contained in the Charter.

FOURTH:  These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.  These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

FIFTH: The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary as of the 15th day of April 2014.

ATTEST:	HARTFORD SERIES FUND, INC.

By:	By:

/s/ Alice A. Pellegrino	/s/ Edward P. Macdonald
Alice A. Pellegrino	Edward P. Macdonald
Assistant Secretary	Vice President